WILLIAMSON PETROLEUM CONSULTANTS, INC.
TEXAS REGISTERED ENGINEERING FIRM F-81
303 VETERANS AIRPARK LANE, SUITE 1100
MIDLAND, TEXAS 79705
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-8 of information from our review letter dated March 7, 2013 entitled, "Review of Estimates Prepared by Ring Energy, Inc. of Proved Oil and Gas Reserves and Associated Net Revenue to the Interests of Ring Energy, Inc. Effective January 1, 2013 for Disclosure to the Securities and Exchange Commission Williamson Project 3.9561" and data extracted therefrom (and all references to our Firm) included in its Registration Statement on Form S-1, filed by Ring Energy, Inc. with the Securities and Exchange Commission on or about September 30, 2013.

Williamson Petroleum Consultants, Inc.
WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
September 30, 2013